UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2013

CVB FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

California	0-10140	95-3629339
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification number)

701 North Haven Avenue, Ontario, California		91764
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (909) 980-4030

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On February 21, 2013, CVB Financial Corp. (the “Company”) submitted a redemption notice to Wells Fargo Bank, N.A., as trustee of the Company’s trust subsidiary, CVB Statutory Trust II (the “Trust”). The issuance of the notice will result in the redemption of all of the remaining outstanding capital and common securities issued by the Trust in the principal amount of $20,619,000, together with distributions accrued thereon. The redemption will be effective as of April 7, 2013.

The Company’s President and CEO, Chris Myers, has terminated his Rule 10b5-1 stock sale Plan, effective January 23, 2013. The Plan was originally put in place to enable Mr. Myers to sell sufficient shares, upon the vesting of individual grants of restricted stock, in a dollar value amount necessary to pay applicable federal and state taxes. However, the Company recently began permitting restricted stock grantees to elect to allow the Company to withhold a portion of the vesting shares in order to pay such applicable taxes. This in turn rendered the sale of shares by Mr. Myers pursuant to his Rule 10b5-1 Plan unnecessary, which in turn enabled Mr. Myers to decide to terminate his Plan.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CVB FINANCIAL CORP.
(Registrant)

Date: February 25, 2013	By:	/s/ Richard C. Thomas
Richard C. Thomas
Executive Vice President and Chief Financial Officer